Exhibit 24.1





                          INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-47312) pertaining to the Puradyn Filter Technologies, Incorporated 1999 Stock Option Plan, as amended of our report dated April 6, 2001, with respect to the consolidated financial statements of Puradyn Filter Technologies, Incorporated included in the Annual Report (Form 10-KSB) for the year ended December 31, 2000.



                                                             Ernst & Young, LLP

Palm Beach, Florida
April 13, 2001